NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC.
COMPLETES SALE OF MAGNOLIA PLACE – RETAIL REALIZING $30 MILLION OF CUMULATIVE SALES AT MAGNOLIA PLACE OVER 3 YEARS
——————————————————————————————————————————
AUSTIN, TX, August 19, 2024 - Stratus Properties Inc. (NASDAQ: STRS) (“Stratus”) today announced that it has completed the previously disclosed sale of its 100% owned, unleveraged and fully-leased Magnolia Place – Retail property for $8.9 million, generating pre-tax net cash proceeds of approximately $8.6 million.

At its Magnolia, Texas location, following the sale, Stratus retains potential development of approximately 11 acres planned for 275 multi-family units and approximately $12 million of potential future reimbursement from the municipal utility district.

The Magnolia Place – Retail property was part of Stratus’ H-E-B grocery shadow-anchored, mixed-use development project in Magnolia, Texas in the greater Houston area. Stratus entitled and secured utilities for 125 acres, which it acquired in 2014 for a net acquisition price of approximately $3.3 million. Development of the Magnolia Place – Retail property, consisting of 18,582 square feet in two retail buildings, commenced in 2021 and was completed in 2022, along with the substantial completion of the infrastructure to support the entire development. The H-E-B grocery store, located on an adjoining parcel acquired by H-E-B, opened in fourth-quarter 2022. Stratus sold a pad to Chase Bank in June 2022 and the bank branch opened for business in December 2022.

Prior to the sale of the Magnolia Place – Retail property announced today, Stratus sold all pad sites, the remainder of the potential retail development, the single-family land and land planned for up to 600 multi-family units for a total of approximately $21.2 million, which together with the sale announced today totals $30.1 million in sales at Magnolia Place. In 2021, a Stratus wholly-owned subsidiary entered into a loan for the development of Magnolia Place, which was repaid in full in February 2024.

About Stratus
Stratus Properties Inc. is engaged primarily in the entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas. In addition to our developed properties, we have a development portfolio that consists of approximately 1,600 acres of commercial and residential projects under development or undeveloped land held for future use. Our commercial real estate portfolio consists of stabilized retail properties or future retail and mixed-use development projects with no commercial office space. We generate revenues from the sale of our developed and undeveloped properties, the lease of our retail, mixed-use and multi-family properties and development and asset management fees received from our properties.

CAUTIONARY STATEMENT
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to potential future development projects and potential future municipal utility district (MUD) reimbursements for infrastructure costs. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to implement its business strategy successfully, including its ability to develop, construct and sell or lease properties on terms its Board considers acceptable, increases in operating and construction costs, the availability and terms of financing for development projects and other corporate purposes, Stratus’ ability to enter into and maintain joint ventures, partnerships, or other strategic relationships, including risks associated with such joint ventures, eligibility for and potential receipt and timing of receipt of MUD reimbursements, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.

----------------------------------------------

A copy of this release is available on Stratus’ website, stratusproperties.com.
2